UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 29, 2010

XELR8 HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50875	84-1575085
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

480 South Holly Street
Denver, CO 80246
(Address of principal executive offices, including zip code)

(303) 316-8577
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement.

On January 29, 2010, XELR8 Holdings, Inc. (the “Company”) issued a Series A Convertible Promissory Note (the “Bridge Note”), in the principal amount of $50,000, in favor of an accredited investor (the “Investor”).  The Bridge Note matures on the second anniversary of the issuance date, January 29, 2012.

The Bridge Note accrues interest at the rate of ten percent (10%) per annum.  All remaining principal and accrued interest is due and payable on the maturity date.  At any given time (prior to the maturity date) the Investor may elect to convert the outstanding principal and accrued interest into shares of the Company’s common stock, $0.001 par value, at a conversion price of $0.15 per share, subject to certain adjustment as set forth in the Bridge Note.  Amounts outstanding may be prepaid by the Company after the one year anniversary of the issuance date without penalty.  The amounts outstanding under the Bridge Note will become due and payable immediately upon the occurrence of certain events of default.

As long as any amounts remain outstanding under the Bridge Note, the Company must obtain the prior written consent of the Investor to undertake certain actions, including, without limitation, creating or selling any securities that rank senior to or pari passu with the Bridge Note.  Further, in the event the Company issues senior secured convertible promissory notes in the principal amount of at least $1.0 million (“Qualified Financing”), all principal, together with accrued interest due under the terms of the Bridge Note shall be exchanged for such notes issued in connection with such Qualified Financing, without further action required by the parties.

The Company intends to use the proceeds from the issuance of the Bridge Note for general working capital purposes.  The Company anticipates that it will need additional capital to fund its short term working capital requirements.  There is no assurance that the Company will be able to obtain such financing on acceptable terms or at all.

Neither the Bridge Note nor the securities underlying the Bridge Note have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent the registration or an applicable exemption from the registration requirements of the Securities Act. The transactions contemplated hereby are exempt from the registration requirements of the Securities Act, pursuant to Regulation D and/or Section 4(2).

The foregoing is a summary description of the terms of the Bridge Note and by its nature is incomplete.  For further information regarding the terms and conditions of the Bridge Note, reference is made to the form of Bridge Note, which is filed as an exhibit hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The disclosure set forth above under Item 1.01 (Entry Into a Material Definitive Agreement) is hereby incorporated by reference into this Item 2.03.

Item 3.02                      Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 (Entry Into a Material Definitive Agreement) is hereby incorporated by reference into this Item 3.02.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

99.1           Form of Series A Convertible Promissory Note.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: February 1, 2010	XELR8 HOLDINGS, INC.
By: /s/ Daniel W. Rumsey Daniel W. Rumsey Interim Chief Executive Officer